UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2013

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On January 28, 2013, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months (fourth quarter) and fiscal year ended December 31, 2012. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-U.S. GAAP (U.S. generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share for the three months and years ended December 31, 2012 and 2011. For purposes of calculating the return on average tangible common equity, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders' equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-U.S. GAAP financial measure, net income available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the ratio of tangible common equity to tangible assets, a non-U.S. GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders' equity less preferred stock and goodwill and intangible assets. Tangible assets equals total assets less goodwill and intangible assets. For the purpose of calculating tangible common book value per common share, a non-U.S. GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with U.S. GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders' equity, average tangible assets to average assets, tangible common equity to stockholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, the ratio of tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, the ratio of common equity to assets and common book value per common share, respectively, as determined by U.S. GAAP.

Item 7.01 - Regulation FD Disclosure

The following is a discussion of the financial results for the three months (fourth quarter) and year ended December 31, 2012 and a comparison of these results to the guidance previously provided within the Annual Report to Shareholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report”).

The table below reflects the net income (loss) by segment for each quarter of 2012, the results for the fiscal year ended December 31, 2012, and the results for each of the prior two fiscal years ended December 31, 2011 and 2010. Park's current segments include The Park National Bank (“PNB”), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC (“SEPH”) and "All Other" which primarily consists of Park as the "Parent Company." In addition, Vision Bank was included as a segment for each of the fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011	2010
PNB	$21,561	$23,483	$22,068	$19,994	$87,106	$106,851	$102,948
GFSC	806	909	971	864	3,550	2,721	2,006
Park Parent Company	49	134	274	(262)	195	(1,595)	(1,439)
Ohio-based operations	$22,416	$24,526	$23,313	$20,596	$90,851	$107,977	$103,515
Vision Bank	—	—	—	—	—	(22,526)	(45,414)
SEPH	9,059	(5,640)	(11,331)	(4,309)	(12,221)	(3,311)	—
Total Park	$31,475	$18,886	$11,982	$16,287	$78,630	$82,140	$58,101

The results for “Park Parent Company” above exclude the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the results of the “Ohio-based operations” to reflect the business of Park and its subsidiaries going forward. The discussion below provides additional information regarding Park's segments.

The Park National Bank (PNB)

The table below reflects the results for PNB for each quarter of 2012, the results for the fiscal year ended December 31, 2012, and results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011	2010
Net interest income	$55,846	$56,022	$55,366	$54,524	$221,758	$236,282	$237,281
Provision for loan losses	4,672	3,756	4,125	4,125	16,678	30,220	23,474
Fee income	16,661	17,700	18,150	18,228	70,739	67,348	68,648
Security gains	—	—	—	—	—	23,634	11,864
Total other expense	38,056	37,260	39,609	41,591	156,516	146,235	144,051
Income before income taxes	$29,779	$32,706	$29,782	$27,036	$119,303	$150,809	$150,268
Federal income taxes	8,218	9,223	7,714	7,042	32,197	43,958	47,320
Net income	$21,561	$23,483	$22,068	$19,994	$87,106	$106,851	$102,948
Net income excluding security gains	$21,561	$23,483	$22,068	$19,994	$87,106	$91,489	$95,236

Management originally projected 2012 net income for PNB of approximately $93 million within the 2011 Annual Report. Due primarily to the continued low interest rate environment, PNB's net income for the fiscal year ended December 31, 2012 was $87.1 million.

Total other expense at PNB was $156.5 million for the year ended December 31, 2012, an increase of $10.3 million, or 7.0%, from the total other expense of $146.2 million in 2011. The $10.3 million increase was the result of increases of approximately (i) $2.4 million in salaries and employee benefit expense, (ii) $1.7 million in fees and expenses, largely related to increases in legal fees, (iii) $1.5 million of additional expense in Q4 2012 related to a one-time off-balance sheet liability and (iv) $4.7 million in miscellaneous increases within equipment costs, communications, marketing, data processing and state franchise taxes.

The table below provides certain balance sheet information and financial ratios for PNB as of December 31, 2012 and 2011.

(In thousands)	Dec. 31, 2012	Dec. 31, 2011	% change from 12/31/11
Loans	$4,369,173	$4,172,424	4.72%
Allowance for loan losses	53,131	55,409	(4.11)%
Net loans	4,316,042	4,117,015	4.83%
Total assets	6,502,579	6,281,747	3.52%
Average assets	6,532,683	6,453,404	1.23%
Deposits	4,814,107	4,611,646	4.39%
Return on average assets *	1.33%	1.42%	(6.34)%
* Excludes gains on the sale of investment securities for the fiscal year ended December 31, 2011.

The $196.7 million (4.72%) increase in loans experienced at PNB in 2012 was primarily related to continued demand for 1-4 family mortgages, which has increased by $123.5 million. Of the $123.5 million increase in the mortgage loan portfolio, approximately $91.1 million of the increase was associated with our decision to retain a portion of the 15-year, fixed-rate mortgages originated by PNB rather than selling these loans in the secondary market. The balance of the increase in loans of $73.2 million was across all loan portfolio categories, with the most significant increase being in commercial loans (up $47.4 million). As noted above, PNB's allowance for loan losses declined by $2.3 million, or 4.11%, to $53.1 million at December 31, 2012 compared to $55.4 million at December 31, 2011. The decline in PNB's allowance for loan losses was due to continued improvement in the credit metrics across the PNB loan portfolio. Refer to the “Credit Metrics and Provision for Loan Losses” section below for additional information regarding the improvements in the credit metrics of PNB's loan portfolio.

Guardian Financial Services Company (GFSC)

The table below reflects the results for GFSC for each quarter of 2012, the results for the fiscal year ended December 31, 2012, and the results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011	2010
Net interest income	$2,211	$2,305	$2,371	$2,269	$9,156	$8,693	$7,611
Provision for loan losses	250	200	184	225	859	2,000	2,199
Fee income	—	—	—	—	—	—	2
Total other expense	721	706	693	715	2,835	2,506	2,326
Income before income taxes	$1,240	$1,399	$1,494	$1,329	$5,462	$4,187	$3,088
Federal income taxes	434	490	523	465	1,912	1,466	1,082
Net income	$806	$909	$971	$864	$3,550	$2,721	$2,006

In the 2011 Annual Report, management stated that GFSC was expected to make net income of $3.0 million in 2012. Actual results for 2012 were net income of $3.5 million. This improvement was the result of increased net interest income due to the 6.31% increase in loans in 2012, as well as a lower provision for loan losses based on analysis of the credit portfolio performed by GFSC's management.

The table below provides certain balance sheet information and financial ratios for GFSC as of December 31, 2012, and 2011.

(In thousands)	December 31, 2012	December 31, 2011	% change from 12/31/11
Loans	$50,082	$47,111	6.31%
Allowance for loan losses	2,406	2,297	4.75%
Net loans	47,676	44,814	6.39%
Total assets	49,926	46,682	6.95%
Average assets	48,381	45,588	6.13%
Return on average assets	7.34%	5.97%	22.95%

Park Parent Company

The table below reflects the results for Park's Parent Company for each quarter of 2012, the results for the fiscal year ended December 31, 2012, and the results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011	2010
Net interest income	$1,061	$1,478	$1,167	$1,036	$4,742	$2,155	$1,285
Provision for loan losses	—	—	—	—	—	—	—
Fee income	68	83	120	(38)	233	350	389
Total other expense	1,528	1,839	1,373	1,845	6,585	7,115	9,106
Income (loss) before income taxes	$(399)	$(278)	$(86)	$(847)	$(1,610)	$(4,610)	$(7,432)
Federal income tax (benefit)	(448)	(412)	(360)	(585)	(1,805)	(3,015)	(5,993)
Net income (loss)	$49	$134	$274	$(262)	$195	$(1,595)	$(1,439)

In the 2011 Annual Report, management projected aggregate net income of $1 million for the Parent Company, Vision Bank through February 16, 2012 and SEPH. Typically, we expect the Park Parent Company will perform around breakeven. Results for 2012 show net income of $195,000.

Net interest income for Park's parent company included interest income on loans by Park to SEPH and on subordinated debt investments by Park with PNB, which were eliminated in the consolidated Park National Corporation totals. Additionally, net interest income included interest expense related to the $35.25 million and $30 million of subordinated notes issued by Park in December 2009 and April 2012, respectively.

SEPH / Vision Bank

Vision Bank (“Vision”) merged with and into SEPH, a non-bank subsidiary of Park, following the sale of the Vision business to Centennial Bank (“Centennial”) on February 16, 2012. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale. SEPH's assets consist primarily of performing and nonperforming loans and other real estate owned (“OREO”). This segment represents a run off portfolio of the legacy Vision assets.

The table below reflects the results for SEPH for each quarter of 2012 and the results for the fiscal year ended December 31, 2012. The SEPH results for the first quarter of 2012 include Vision's results prior to the completion of the sale to Centennial on February 16, 2012. Also included below are the results for SEPH and Vision for the fiscal year ended December 31, 2011. SEPH was formed in March 2011. Prior to holding the remaining Vision assets, SEPH held OREO assets that were sold by Vision to SEPH.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	SEPH 2011	Vision 2011
Net interest income	$2,610	$(1,125)	$(888)	$(938)	$(341)	$(974)	$27,078
Provision for loan losses	3,416	1,282	12,346	838	17,882	—	31,052
Fee income	724	(275)	(191)	(994)	(736)	(3,039)	1,422
Security gains	—	—	—	—	—	—	5,195
Gain on sale of Vision business	22,167	—	—	—	22,167	—	—
Total other expense	8,165	5,999	4,008	3,860	22,032	1,082	31,379
Income (loss) before income taxes	$13,920	$(8,681)	$(17,433)	$(6,630)	$(18,824)	$(5,095)	$(28,736)
Federal income taxes (benefit)	4,861	(3,041)	(6,102)	(2,321)	(6,603)	(1,784)	(6,210)
Net income (loss)	$9,059	$(5,640)	$(11,331)	$(4,309)	$(12,221)	$(3,311)	$(22,526)
Net income (loss) excluding security gains	$9,059	$(5,640)	$(11,331)	$(4,309)	$(12,221)	$(3,311)	$(25,903)

In the 2011 Annual Report, management projected combined net income of $1 million for the Park Parent Company, Vision through February 16, 2012 and SEPH. As noted above, we typically expect the Park Parent Company will perform around breakeven. As such, management expected net income of approximately $1 million for the combined operations of Vision through February 16, 2012 and SEPH throughout the 2012 year. For the fiscal year ended December 31, 2012, SEPH reported a net loss of $12.2 million. The decline in projected net income was primarily due to increased provision for loan losses and higher than projected total other expense incurred by SEPH throughout 2012.

SEPH results for the fourth quarter of 2012 included a $1.7 million expense to establish a valuation allowance against certain OREO assets. The expense related to the establishment of the valuation allowance was included within fee income.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair market value and thus no allowance for loan loss was carried at SEPH. The loans included in both the performing and nonperforming portfolios were charged down to their fair value. The table below provides additional information regarding charge-offs as a percentage of unpaid principal balance, as of December 31, 2012:

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans - retained by SEPH	$126,801	$71,509	$55,292	56%
Performing loans - retained by SEPH	4,236	350	3,886	8%
Total SEPH loan exposure	$131,037	$71,859	$59,178	55%

The table below provides an overview of all Vision exposure remaining at SEPH. This information is provided as of December 31, 2012 and September 30, 2012, showing the decline in legacy Vision assets at SEPH over the fourth quarter of 2012.

(In thousands)	SEPH 12/31/2012	SEPH 9/30/2012	Change from last quarter
Nonperforming loans - retained by SEPH	$55,292	$58,838	$(3,546)
OREO - retained by SEPH	21,003	21,934	(931)
Total nonperforming assets	$76,295	$80,772	$(4,477)

Performing loans - retained by SEPH	$3,886	$9,632	$(5,746)

Total SEPH - Legacy Vision assets	$80,181	$90,404	$(10,223)

Park National Corporation

The table below reflects the results for Park on a consolidated basis for each quarter of 2012, the results for the fiscal year ended December 31, 2012, and the results for each of the prior two fiscal years ended December 31, 2011 and 2010.

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011	2010
Net interest income	$61,728	$58,680	$58,016	$56,891	$235,315	$273,234	$274,044
Provision for loan losses	8,338	5,238	16,655	5,188	35,419	63,272	87,080
Fee income	17,453	17,508	18,079	17,196	70,236	66,081	63,016
Security gains	—	—	—	—	—	28,829	11,864
Gain on sale of Vision business	22,167	—	—	—	22,167	—	—
Total other expense	48,470	45,804	45,683	48,011	187,968	188,317	187,107
Income before income taxes	$44,540	$25,146	$13,757	$20,888	$104,331	$116,555	$74,737
Federal income taxes	13,065	6,260	1,775	4,601	25,701	34,415	16,636
Net income	$31,475	$18,886	$11,982	$16,287	$78,630	$82,140	$58,101
Net income excluding security gains	$31,475	$18,886	$11,982	$16,287	$78,630	$63,401	$50,389

In the 2011 Annual Report, management stated that Park was expected to make net income of approximately $97.0 million in 2012. For the fiscal year ended December 31, 2012, Park reported net income of $78.6 million. The negative variance of $18.4 million was primarily due to the continued low interest rate environment, resulting in a lower than projected net interest income, and worse than expected results at SEPH.

Credit Metrics and Provision for Loan Losses

The provision for loan losses for the fiscal year ended December 31, 2012 was $35.4 million, compared to $63.3 million 2011. The table below shows a breakdown of the loan loss provision by reportable segment for each quarter in 2012 and for the years ended December 31, 2012 and 2011:

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012	2011
PNB	$4,672	$3,756	$4,125	$4,125	$16,678	$30,220
GFSC	250	200	184	225	859	2,000
Park Parent	—	—	—	—	—	—
Total Ongoing Operations	$4,922	$3,956	$4,309	$4,350	$17,537	$32,220
Vision	—	—	—	—	—	31,052
SEPH	3,416	1,282	12,346	838	17,882	—
Total Park	$8,338	$5,238	$16,655	$5,188	$35,419	$63,272

The table above reflects that the loan loss provision for Park's ongoing operations, consisting of Park's Ohio operations (PNB and GFSC), has declined by $14.7 million, or 45.6%, when comparing the fiscal year ended December 31, 2012 with the same period in 2011. This reduction was primarily due to improving credit trends for Park's Ohio operations. The following table shows the trends in Park's Ohio operations' commercial loan “Watch List”.

Commercial loans * (In thousands)	December 31, 2012	December 31, 2011	December 31, 2010
Pass rated	$2,228,053	$2,131,007	$2,046,016
Special Mention	49,275	66,254	85,287
Substandard	16,843	29,604	78,529
Impaired	89,365	95,109	90,694
Total	$2,383,536	$2,321,974	$2,300,526
* Commercial loans include: (1) Commercial, financial and agricultural loans, (2) Commercial real estate loans, (3) Commercial related loans in the construction real estate portfolio and (4) Commercial related loans in the residential real estate portfolio.

The commercial loan table above demonstrates the improvement experienced over the last 24 months in the Park's Ohio operations' commercial portfolio. Pass rated commercial loans have grown $182.0 million, or 8.90% since December 31, 2010. Over this period, special mention loans have declined by $36.0 million, or 42.2% and substandard loans have declined by $61.7 million, or 78.5%. These improved credit metrics in the special mention and substandard categories of the commercial loan portfolio have a significant impact on the general reserves that are established to cover incurred losses on performing commercial loans. As these metrics have improved over the past 24 months, general reserves have declined as well.

Delinquent and accruing loan trends for Park's Ohio-based operations have also improved over the past 24 months. Delinquent and accruing loans were $39.6 million or 0.90% of total loans at December 31, 2012, compared to $40.1 million (0.96%) at December 31, 2011 and $45.8 million (1.12%) at December 31, 2010.

Impaired commercial loans for Park's Ohio-based operations were $89.4 million as of December 31, 2012, down slightly from the balances of impaired loans of $95.1 million and $90.7 million at December 31, 2011 and 2010, respectively. The $89.4 million of impaired commercial loans at December 31, 2012 included $16.7 million of loans modified in a troubled debt restructuring which are currently on accrual status and performing in accordance with the restructured terms. Impaired commercial loans are individually evaluated for impairment and specific reserves are established to cover incurred losses.

While the credit metrics have improved for Park's Ohio-based operations over the past 24 months, OREO assets have remained relatively stable. OREO assets for Park's Ohio-based operations were $14.7 million, $13.2 million and $8.4 million at December 31, 2012, December 31, 2011 and December 31, 2010.

Projection of fiscal 2013 results - by operating segment

The information in the table below provides Park's current projection of pre-tax, pre-provision income (loss) by operating segment for the 2013 fiscal year. Pre-tax, pre-provision income (loss) is calculated using net interest income, plus other income, less other expense. For comparison purposes, management has also included the pre-tax, pre-provision income (loss) for the fiscal year ended December 31, 2012.

Pre-tax, pre-provision income (loss) (in thousands)	2012	Projected range for 2013
PNB	$135,981	$129,000	$139,000
GFSC	6,321	5,000	6,000
Parent excluding SEPH	(1,610)	(5,000)	(4,000)
Total Ohio-based operations	$140,692	$129,000	$141,000

SEPH *	(942)	(16,000)	(10,000)
Park National Corporation	$139,750	$113,000	$131,000
* Includes Vision's results through February 16, 2012, including the $22.2 million pre-tax gain on the sale of the Vision business on February 16, 2012.

The information below begins with the Park's projected consolidated pre-tax, pre-provision income and incorporates a projected range for provision for loan losses, income before income tax, income taxes and net income for Park on a consolidated basis in 2013.

(in thousands)	2012 Actual	Projected range for 2013
Pre-tax, pre-provision income	$139,750	$113,000	$131,000
Provision for loan losses	35,419	20,000	15,000
Income before income tax	$104,331	$93,000	$116,000
Income taxes	25,701	23,250	30,160
Net income	$78,630	$69,750	$85,840

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and the credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; changes in unemployment; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial services organizations increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in “Item 1A. Risk Factors” of Part II of Park's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on January 28, 2013, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on March 8, 2013 to common shareholders of record as of the close of business on February 22, 2013. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on January 28, 2013 addressing operating results for the three months and fiscal year ended December 31, 2012.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 28, 2013	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 28, 2013

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 28, 2013 addressing operating results for the three months and fiscal year ended December 31, 2012.